Exhibit 99.1

NEWS RELEASE

Dawson Geophysical Company

508 West Wall, Suite 800

Midland, TX 79701

DAWSON GEOPHYSICAL AND TGC INDUSTRIES
ANNOUNCE MERGER UPDATE

MIDLAND, Texas, October 24, 2011/PR Newswire/ — As previously announced, Dawson Geophysical Company (Dawson) (NASDAQ: DWSN) and TGC Industries, Inc. (TGC) (NASDAQ: TGE) entered into a definitive merger agreement pursuant to which Dawson will acquire TGC in a tax-free stock-for-stock transaction.

 The Board of Directors of each of Dawson and TGC approved on March 20, 2011 the merger agreement and recommends that each of their respective shareholders vote “FOR” the proposals to be voted on at the special meetings approving the transaction.

Pursuant to the terms of the merger agreement, one of the conditions to closing is that the average of the volume weighted average price (or VWAP) of Dawson common stock on the NASDAQ during the 10 consecutive trading days ending on October 25, 2011 be equal to or greater than $32.54 but less than or equal to $52.54.  As of October 21, 2011 (the end of the 8th trading day of the 10 trading day measurement period), the average of Dawson’s VWAP for the first 8 trading days of the measurement period was $27.23.

Since it is unlikely that the 10-day average of Dawson’s VWAP on October 25, 2011 will be within the designated range, Dawson and TGC have exchanged letters reflecting their suggested changes to various terms of the merger agreement, including the exchange ratio.  At this time, no changes have been agreed to by the parties.  Pursuant to the terms of the merger agreement, Dawson and TGC are required, during October 26 and 27, 2011, to negotiate a possible adjustment to the exchange ratio.  If the parties do not come to an agreement on a revised merger agreement, then either party may terminate the transaction at any time on or after negotiations end on October 27, 2011. There can be no assurance that any discussions will result in any adjustments to the existing terms of the merger agreement, including the exchange ratio.

If Dawson and TGC do agree to revise the merger agreement, Dawson and TGC will each publicly announce the revisions, will circulate a supplement to the joint proxy statement/prospectus previously sent to shareholders, and will adjourn their respective shareholder meetings to permit shareholders to revote their shares, if they choose to do so.

Regardless of the discussions noted above, the merger transaction cannot be consummated unless it is approved by Dawson and TGC shareholders at their respective special meetings.

Accordingly, Dawson’s board of directors recommends that Dawson shareholders vote “FOR” approval of the issuance of shares of Dawson common stock to TGC shareholders pursuant to the merger agreement and TGC’s board of directors recommends that TGC shareholders vote “FOR” approval of the merger agreement.

Dawson shareholders who have questions about the merger, or who need assistance in submitting their proxy or voting their shares, should contact the proxy solicitor, Morrow & Co., LLC, at (800) 607-0088 (banks and brokers call collect: (203) 658-9400).

TGC shareholders who have questions about the merger, or who need assistance in submitting their proxy or voting their shares, should contact the proxy solicitor, D.F. King at (800) 967-4617 (banks and brokers call collect: (212) 269-5550).

About Dawson

Dawson Geophysical Company is the leading provider of U.S. onshore seismic data acquisition services as measured by the number of active data acquisition crews. Founded in 1952, Dawson acquires and processes 2-D, 3-D and multi-component seismic data solely for its clients, ranging from major oil and gas companies to independent oil and gas operators as well as providers of multi-client data libraries.

About TGC Industries

TGC Industries, Inc., based in Plano, Texas, is a provider of seismic data acquisition services with operations throughout the continental United States and Canada.  TGC has branch offices in Houston, Midland, Oklahoma City and Calgary.

Cautionary Statement Regarding Forward-Looking Statements

In accordance with the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995, Dawson and TGC caution that statements in this press release which are forward-looking and which provide other than historical information involve risks and uncertainties that may materially affect Dawson’s or TGC’s actual results of operations. These risks include but are not limited to the volatility of oil and natural gas prices, dependence upon energy industry spending, disruptions in the global economy, industry competition, delays, reductions or cancellations of service contracts, high fixed costs of operations, external factors affecting Dawson’s or TGC’s crews such as weather interruptions and inability to obtain land access rights of way, whether either company enters into turnkey or term contracts, crew productivity, limited number of customers, credit risk related to Dawson’s or TGC’s customers, the availability of capital resources, operational disruptions, the ability to obtain all necessary approvals for the merger and whether the average of the volume weighted average price of Dawson’s common stock will be within the range specified in the merger agreement and if not, whether the parties can agree to a modified exchange ratio.  A discussion of these and other factors, including risks and uncertainties with respect to Dawson is set forth in Dawson’s Form 10-K for the fiscal year ended September 30, 2010 and Dawson’s Form 10-Qs for the three months ended March 31, and June 30, 2011 and with respect to TGC, is set forth in TGC’s Form 10-K for the fiscal year ended December 31, 2010 and TGC’s Form 10-Qs for the three months ended March 31, and June 30, 2011.  Dawson and TGC disclaim any intention or obligation to revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Important Information For Investors and Shareholders

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval.

In connection with the proposed merger, Dawson filed with the Securities and Exchange Commission (“SEC”) a registration statement on Form S-4 that includes a definitive joint proxy statement/prospectus regarding the proposed merger.  The registration statement was declared effective by the SEC on September 23, 2011, and a definitive joint proxy statement/prospectus was mailed to Dawson and TGC shareholders on or about September 27, 2011 in connection with the proposed merger.

INVESTORS AND SECURITY HOLDERS OF DAWSON AND TGC ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY AS THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.  Investors and shareholders may obtain free copies of the joint proxy statement/prospectus, as well as other documents containing important information about Dawson and TGC filed with the SEC, through the website maintained by the SEC at www.sec.gov.  Dawson and TGC make available free of charge at www.dawson3d.com and www.tgcseismic.com, respectively (in the “Investor Relations” section), copies of materials they file with, or furnish to, the SEC, or investors and shareholders may contact Dawson at (432) 684-3000 or TGC at (972) 881-1099 to receive copies of documents that each company files with or furnishes to the SEC.

Participants in the Proxy Solicitation

Dawson, TGC, and certain of their respective directors and officers may be deemed to be participants in the solicitation of proxies from the shareholders of Dawson and TGC in connection with the proposed transactions.  Information about the directors and officers of Dawson is set forth in its proxy statement for its 2011 annual meeting of shareholders, which was filed with the SEC on December 7, 2010. Information about the directors and officers of TGC is set forth in its Amendment No. 1 to Annual Report on Form 10-K/A, which was filed with the SEC on April 15, 2011. These documents can be obtained free of charge from the sources indicated above. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is contained in the joint proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.

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Company Contact	Company Contact
Dawson Geophysical Company	TGC Industries, Inc.
Stephen C. Jumper, President & CEO	Wayne Whitener, President & CEO
Christina W. Hagan, CFO	(972) 881-1099

(800) 332-9766
www.dawson3d.com

Company Contact	Company Contact
EnerCom, Inc.	DRG&L
Anthony D. Andora, Managing Director	Jack Lascar
(303) 296-8834	(713) 529-6600